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                                                                   EXHIBIT 99.02

                   EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

 For the Year Ended December 31, 1996 and the Three Months Ended March 31, 1997
              (Dollars in thousands, except per share information)

         The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the Glickman transaction had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q for the year ended December 31, 1996 and the period ended March 31, 1997, respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for Selected Properties to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transaction have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1996 nor do they purport to represent the results of operations of the Company for future periods.


                                                  For the Year Ended                     For the Three Months Ended
                                                   December 31, 1996                            March 31, 1997
                                     -------------------------------------------  ------------------------------------------
                                                       Pro Forma        Company                    Pro Forma        Company
                                        Historical    Adjustments     Pro Forma     Historical    Adjustments      Pro Forma
                                     -------------------------------------------  ------------------------------------------
Revenue:                             $     63,135   $     11,065   $     74,200   $     20,204   $      3,114   $     23,318

Direct Operating Expenses                 (10,625)        (3,449)       (14,074)        (3,463)          (876)        (4,339)

Depreciation and amortization:             (7,487)        (2,133)        (9,620)        (2,110)          (533)        (2,643)

Interest Expense (A):                     (19,450)        (4,843)       (24,293)        (4,321)        (1,211)        (5,532)

Real Estate Sales and Impairment           (1,777)             0         (1,777)             0              0              0
                                     -------------------------------------------  ------------------------------------------

Net Operating Income:                $     23,796   $        640   $     24,436   $     10,310   $        494   $     10,804
                                     ===========================================  ==========================================

Net Income Per Share                 $       1.62                  $       1.54   $       0.46                  $       0.46
                                     ============                  ============   ============                  ============

Weighted Average Shares Outstanding    14,538,999                    15,688,304(B)  18,752,867                    19,902,172(B)



(A) Pro Forma reflects additional mortgage debt of $14,073, capitalized leases of $26,656, and borrowings of $15,000 from the Company's line of credit at an average interest rate of 7.5%

(B) Represents additional limited partnership units issued in Excel Realty Partners, L.P.




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                    EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 1997
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the Acquisition of Glickman Properties had occurred on March 31, 1997. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1997. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. On April 1, 1997, the Company acquired a greater than 50% interest in Excel Realty Partners, L.P. ("ERP") and began consolidating ERP's accounts. Historical ERP represents the financial statements of ERP at March 31, 1997, including eliminating entries, and are incorporated to reflect the consolidation of ERP accounts. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1997, nor does it purport to present the future financial position of the Company.


                                                                              HISTORICAL          GLICKMAN
                                                             HISTORICAL      EXCEL REALTY         PRO FORMA          COMPANY
ASSETS                                                        COMPANY        PARTNERS, L.P.     ADJUSTMENTS          PROFORMA
Real estate, net .....................................        $459,691          $ 80,303           $ 85,114          $625,108
Other assets .........................................         131,168           (22,165)               141           109,144
                                                              --------          --------           --------          --------
      Total assets ...................................        $590,859          $ 58,138           $ 85,255          $734,252
                                                              ========          ========           ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

     Mortgages and notes payable .....................        $156,028          $ 51,505           $ 55,728          $263,261
     Other liabilities ...............................           6,669             2,253                794             9,716
                                                              --------          --------           --------          --------
         Total liabilities ...........................         162,697            53,758             56,522           272,977

Minority interest ....................................            --               4,380             28,733(A)         33,113

Stockholders' equity .................................         428,162              --                 --             428,162
                                                              --------          --------           --------          --------

     Total liabilities and stockholders' equity.......       $ 590,859          $ 58,138          $ 85,255           $734,252
                                                              ========          ========           ========          ========

(A)  Minority interests represent limited partner units issued in ERP.